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Exhibit 23(g)--Consent of Ernst & Young


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 33-52961) of AmSouth Bancorporation, and the Prospectus Supplement contained therein, and to the incorporation by reference therein of our report dated January 31, 1994, with respect to the consolidated financial statements of AmSouth Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young

Birmingham, Alabama
May 24, 1994